EXHIBIT 10.1

AWARD/CONTRACT	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350) ▶	RATING N/A	PAGE OF 1 44

2. CONTRACT (Proc. Inst. Ident.) NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE
HHSO100201300023C	See block 20C (below)	OS115148

5. ISSUED BY CODE	6. ADMINISTERED BY (If other than CODE
Office of Acquisitions Management, Contracts, and Grants (AMCG) 330 Independence Ave., S.W. Room G640 Washington, D.C. 20201	See Block 5.

7. NAME AND ADDRESS OF CONTRACTOR (No. street, county, state and ZIP Code)	8. DELIVERY
Soligenix, Inc. **29 Emmons Drive, Suite C-10** **Princeton, NJ 08540** CAGE: 44FA7	See Schedule. 9/ DISCOUNT FOR PROMPT N/A 10. SUBMIT INVOICES ADDRESS SHOWN IN: G.5. ITEM See Section G.
CODE DUNS No. 153880778 FACILITY CODE	

11. SHIP TO/MARK FOR CODE N/A	12. PAYMENT WILL BE MADE BY N/A
See Block 5	See Block 5

13. AUTHORITY FOR USING OTHER FULL AND OPEN COMPETITION: N/A	14. ACCOUNTING AND APPROPRIATION DATA
☐ 10 U.S.C. 2304(c)( ) ☐ 41 U.S.C. 253(c)( )	Object Class - CAN# - 1992002

15A. ITEM NO.	15B. SUPPLIES/SERVICES	15C. UNIT PRICE	15D. AMOUNT	15E. UNIT PRICE	15F. AMOUNT
Title: OrbeShield™ Development Program Period: September 18, 2013 through September 17, 2015 Contract Type: CR – Completion BARDA CBRN BAA-11-100-SOL-00009		(See Schedule)	(See Schedule)	(See Schedule)	(See Schedule)
		15G. TOTAL AMOUNT OF CONTRACT ▶			[*****]

16. TABLE OF CONTENTS

(✓)	SEC.	DESCRIPTION	PAGE(S)	(✓)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES	
☒	A	SOLICITATION/CONTRACT FORM	1	☒	I	CONTRACT CLAUSES	34
☒	B	SUPPLIES OR SERVICES AND PRICE/COST	2			PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.	
☒	C	DESCRIPTION / SPECS / WORK STATEMENT	9	☒	J	LIST OF ATTACHMENTS	44
☒	D	PACKAGING AND MARKING	10			PART IV - REPRESENTATIONS AND INSTRUCTIONS	
☒	E	INSPECTION AND ACCEPTANCE	11	☒	K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	44
☒	F	DELIVERIES OR PERFORMANCE	11				
☒	G	CONTRACT ADMINISTRATION DATA	17	☐	L	INSTRS., CONDS., AND NOTICES TO OFFERORS	
☒	H	SPECIAL CONTRACT REQUIREMENTS	22	☐	M	EVALUATION FACTORS FOR AWARD	

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. ☒ CONTRACTOR'S NEGOTIATED AGREEMENT	18. ☐ AWARD
(*Contractor is required to sign this document and return* 2 *copies to issuing office.*) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation,	(*Contractor is not required to sign this document.*) Your offer on Solicitation Number ______________________, including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and

19A. NAME AND TITLE OF SIGNER (Type or print)	20A. NAME OF CONTRACTING OFFICER
Christopher J. Schaber, Ph.D., President and CEO	[*****]

19B. NAME OF CONTRACTOR	19C.	20B. UNITED STATES OF AMERICA	20C.
Soligenix, Inc. By: /s/ Christopher J. Schaber		BY	

NSN 7540-01-152-8069 26-107 STANDARD FORM 26 (REV. 4-85)
PREVIOUS EDITION UNUSABLE Computer Generated Prescribed by GSAFAR (48 CFR)
53.214(a)

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

PART I – THE SCHEDULE

SECTION B – SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The work plan will detail the key studies in the OrbeShieldTM (oral beclomethasone 17,21- dipropionate or BDP) development program. The focus of the work plan is the evaluation of OrbeShieldTM in pre-clinical and non-clinical studies. [*****]

ARTICLE B.2. ESTIMATED COST

a.	The total estimated cost of the base period of the contract excluding fee is [*****]

b.	The total fixed fee for the base period of performance is [*****]

c.
The fixed fee for the base period of performance (CLIN 0001 in the table below) and any exercised contract options (CLINs 0002 and 0003) shall be paid at a rate equal to [** ***] of actual costs incurred per invoicing period, with the balance of the maximum fee payable upon successful completion of all work under each non-severable discrete work segment covered under each CLIN. Payment of the maximum fee is subject to the following limitations:

•	The government may withhold the payment of fee if necessary to protect the government’s interest as set forth in Federal Acquisition Regulation (FAR) 52.216-8, Fixed Fee.

•
Fixed Fee amounts listed under CLIN 0001 for the Base Segment [*****], CLIN 0002 for the Option 1 Segment [*****] and CLIN 0003 for Option 2 Segment [*****] represent the maximum amount of fee that can be earned for completing all work required to complete each discreet non-severable work segment.

d.
The total estimated ceiling cost of the base period of the contract, CLIN 0001 in the table below, represented by the sum of the total estimated cost plus fixed fee is [*****]. The Government will not be responsible for any Contractor incurred costs that exceed this amount unless a modification to the contract is signed by the Contracting Officer which expressly increases the cost ceiling pursuant to the Limitation of Cost Clause (FAR Clause 52.232-20) incorporated into this contract.

e.	It is estimated that the monies currently obligated will cover performance of the contract through September 17, 2015.

f.
The Contractor shall maintain records of all contract costs and such records shall be subject to the FAR 52.215-2, Audit and Records-Negotiation, and Health and Human Services Acquisition Regulation (HHSAR) 352.242-74, Final Decisions on Audit Findings clauses incorporated by reference into this contract in SECTION I.

g.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ARTICLE B. 3. OPTION PRICES

Unless the government exercises contract options pursuant to Federal Acquisition Regulation (FAR) 52.217-9, Option to Extend the Term of the Contract, the contract consists only of the base work specified in the Statement of Work as defined in SECTIONS C and F, with estimated costs set forth in ARTICLE B.2 of the contract.

Pursuant to FAR 52.217-9, Option to Extend the Term of the Contract, set forth in full in ARTICLE I.3., the Government may, by unilateral contract modification, require the Contractor to perform discrete packages of additional work as specified in the Statement of Work. The Government must give the Contractor a preliminary written notice of its intent to exercise any contract option at least 60 days prior to the beginning of the period of performance of that contract option. The estimated cost of this contract would then be increased as set forth below:

ARTICLE B.4. LIMITATIONS APPLICABLE TO DIRECT COSTS

a.	Items Unallowable Unless Otherwise Provided

Notwithstanding the clause FAR 52.216-7, Allowable Cost and Payment, incorporated in this contract, the costs of the following items or activities shall be unallowable as direct costs  unless authorized in writing in advance by the Contracting Officer:

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.	Acquisition, by purchase or lease, of any interest in real property;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.	Special rearrangement or alteration of facilities;

3.
Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

4.	Travel to attend general scientific meetings;

5.	Unapproved foreign travel;

6.	Consultant costs;

7.	Subcontracts;

8.	Patient care costs;

9.
Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and “sensitive items” (defined and listed in the Contractor’s Guide for Control of Government Property available athttp://fast.faa.gov/archive/v0702/docs/html_version/contractor_guide/chapter1.htm, regardless of acquisition value.)

10.	Printing Costs (as defined in the Government Printing and Binding Regulations).

11.
Light Refreshment and Meal Expenditures - Requests to use contract funds to provide light refreshments and/or meals to either federal or nonfederal employees must be submitted to the Contracting Officer’s Representative (COR), with a copy to the Contracting Officer, at least six (6) weeks in advance of the event and are subject to “HHS Policy on Promoting Efficient Spending: Use of Appropriate Funding for Conferences and Meeting, Food and Promotional Items and Printing and Publications.” The request shall contain the following information: (a) name, date, and location of the event at which the light refreshments and/or meals will be provided; (b) a brief description of the purpose of the event; (c) a cost breakdown of the estimated light refreshments and/or meals costs; (d) the number of nonfederal and federal attendees receiving light refreshments and/or meals; and (e) if the event will be held at a government facility.

12.
Meeting room or conference space used for face to face meetings with USG staff in the performance of this contract. Justification for why the meeting cannot be held at a government facility must be provided. COA requests must be made at least (2) two weeks prior to meeting date.

13.	Purchasing of animals and/or other supplies for non-clinical studies

b.	Travel Costs

Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses such as taxis or airport parking) incurred by the Prime Contractor in direct performance of this contract during the base period shall not exceed [****] without the prior written approval of the Contracting Officer. Total expenditures for foreign travel (transportation, lodging, subsistence, and incidental expenses such as taxis or airport parking) incurred by the Prime Contractor in direct performance of this contract during the base period shall not exceed [****]without the prior written approval of

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

the Contracting Officer. (Please refer to Item 3., below, for guidelines regarding approval for foreign travel.) The Prime Contractor shall notify the Contracting Officer in writing when travel has exceeded the amounts allowed for domestic and/or foreign travel within the base period. Cost must be consistent with FAR 52.247-63 – Preference for U.S.-Flag Air Carriers

1.
If, pursuant to FAR Clause 52.217-9 (Option to Extend the Term of the Contract), the Government exercises an option, domestic and foreign travel costs for each CLIN shall not exceed the following schedule:

Option 1 (CLIN 0002) - [****]
Option 2 (CLIN 0003) - [****]

2.	Subject to the dollar limitation of[****] , the Contactor shall invoice and be reimbursed for all travel costs in accordance with FAR 31.703.

3.	Requests for foreign travel and attendance at any general scientific meetings must be submitted at least six weeks in advance and shall contain the following:

(i) meeting(s) and place(s) to be visited, with costs and dates;
(ii) names(s) and title(s) of Contractor personnel to travel and their functions in the contract project;
(iii) contract purpose to be served by the travel;
(iv) how travel of Contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of AMCG contract funds;
(v) how such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and
(vi) what additional functions may be performed by the travelers to accomplish other purpose of the contact and thus further benefit the project.

ARTICLE B.4. ADVANCE UNDERSTANDINGS

a.
A Security Plan is currently not required at the initial point for this effort. However, a security waiver for the security plan will be requested. In the event a security waiver cannot successfully be obtained and approved, a security plan must subsequently be delivered to the Government.

Security Reporting Requirement –Violations of established security protocols shall be reported to the Contracting Officer (CO) and Contracting Officer’s Representative (COR) upon discovery within 24 hours of its receipt of any compromise, intrusion, loss or interference of its security processes and procedures. The Contractor shall ensure that all software components that are not required for the operation and maintenance of the database/control system has been removed and/or disabled. The Contractor shall provide to the CO and the COR information appropriate to Information and Information Technology software and service updates and/or workarounds to mitigate all vulnerabilities associated with the data and shall maintain the required level of system security.

The Contractor will investigate violations to determine the cause, extent, loss or compromise of sensitive program information, and corrective actions taken to prevent future violations. The Contracting Officer in coordination with BARDA will determine the severity of the violation. Any contractual actions resulting from the violation will be determined by the Contracting Officer.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

b.	Subcontracts and Consultants

Prior written consent from the Contracting Officer in the form of a Contracting Officer Authorization (COA) is required for any subcontract or consultant agreement/subcontract that:

•	Is of the cost-reimbursement type;

•	Is Fixed-Price and exceeds $150,000 or 5% of the total estimated cost of the Contract, whichever value is greater.

The Contracting Officer shall request appropriate supporting documentation in order to review and determine authorization, pursuant with FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract or consulting agreement/subcontract by the Contracting Officer, a copy of the signed, executed subcontract or consulting agreement/subcontract shall be provided to the Contracting Officer.

Note: Consulting services are treated as subcontracts and subject to the ‘consent to subcontract’ provisions set forth in this Article.

The Contractor will negotiate [****]                            type subcontracts with the following subcontractors in the base period of the contract with total costs not to exceed the amounts listed in the chart below. Award of the following subcontract shall not proceed without the prior written approval of the Contracting Officer upon review of the draft subcontract as required by the FAR Clause 52.244-2, Subcontracts. After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer.

c.	Reference FAR 52.244-2(e) Subcontracts

FAR 52.244-2, Subcontracts (Oct 2010)

(e)(1) The Contractor shall notify the Contracting Officer reasonably in advance of placing any subcontract or modification thereof for which consent is required under paragraph (d) of this clause, including the following information:

(i).	A description of the supplies or services to be subcontracted.
(ii).	Identification of the type of subcontract to be used.
(iii).	Identification of the proposed subcontractor.
(iv).	The proposed subcontract price.
(v).	The subcontractor’s current, complete, and accurate cost or pricing data and Certificate of Current Cost or Pricing Data, if required by other contract provisions.
(vi).	The subcontractor’s Disclosure Statement or Certificate relating to Cost Accounting standards when such data are required by other provisions of this contract.
(vii).	A negotiation memorandum reflecting-

(A).	The principal elements of the subcontract price negotiations;
(B).	The most significant considerations controlling establishment of initial or revised prices;
(C).	The reason cost or pricing data were or were not required;
(D).	The extent, if any, to which the Contractor did not rely on the subcontractor’s cost or pricing data in determining the price objective and in negotiating the final price;
(E).
The extent to which it was recognized in the negotiation that the subcontractor’s cost or pricing data were not accurate, complete, or current; the action taken by the Contractor and the subcontractor; and the effect of any such defective data on the total price negotiated;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(F).	The reasons for any significant difference between the Contractor’s price objective and the price negotiated; and
(G).
A complete explanation of the incentive fee or profit plan when incentives are used. The explanation shall identify each critical performance element, management decisions used to quantify each incentive element, reasons for the incentives, and a summary of all trade-off possibilities considered.

d.	Site Visits, Inspections and Audits

At the discretion of the USG and independent of activities conducted by the Contractor, with 48 hours notice to the contractor, the USG reserves the right to conduct site visits and inspections on an as needed basis, including collection of product samples and intermediates held by the contractor, or subcontractor. All costs reasonably incurred by the Contractor and subcontractor for such visit and/or inspection shall be allowed costs. The Contractor shall coordinate these visits and shall have the opportunity to accompany the USG on any such visits. Under time-sensitive or critical situations, the USG reserves the right to suspend the 48 hour notice to the Contractor. The areas included under the site visit could include, but are not limited to: security, regulatory and quality systems, and cGMP/GLP/GCP compliance.

If the Government, Contractor, or other party identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the Government for review and acceptance.

•	If issues are identified during the audit, Contractor shall submit a report to the CO and COR within 10 business days detailing the finding and corrective action(s) of the audit.

•	COR and CO will review the report and provide a response to the Contractor within 10 business days.

•	Once corrective action is completed, the Contractor will provide a final report to the CO and COR.

e.	Quality Assurance Audit:

BARDA reserves the right to participate in QA audits. Upon completion of the audit/site visit the Contractor shall provide a report capturing the findings, results and next steps in proceeding with the subcontractor. If action is requested of the subcontractor, detailed concerns for addressing areas of non-conformance to FDA regulations for GLP, GMP, or GCP guidelines, as identified in the audit report, must be provided to BARDA for review and acceptance. The Contractor shall provide responses from the subcontractors to address these concerns and plans for corrective action execution.

•	Contractor shall notify CO and COR of upcoming, ongoing, or recent audits/site visits of subcontractors as part of weekly communications; and

•	Contractor shall notify the COR and CO within 5 business days of report completion.

f.	Invoices - Cost and Personnel Reporting, and Variances from the Negotiated Budget

The Contractor agrees to provide a detailed breakdown on invoices of the following cost categories:

a.	Direct Labor - List individuals by name, title/position, hourly/annual rate, level of effort (actual hours or % of effort), and amount claimed.
b.	Fringe Benefits - Cite rate and amount
c.	Overhead - Cite rate and amount
d.	Materials & Supplies - Include detailed breakdown when total amount is over $1,000.
e.	Travel - Identify travelers, dates, destination, purpose of trip, and amount. Cite COA, if appropriate. List separately, domestic travel, general scientific meeting travel, and foreign travel.
f.	Consultant Fees - Identify individuals and amounts. Cite appropriate COA
g.	Subcontracts - Attach subcontractor invoice(s). Cite appropriate COA
h.	Equipment - Cite authorization and amount. Cite appropriate COA
i.	Other Direct Costs - Include detailed breakdown when total amount is over $1,000.
j.	G&A - Cite rate and amount.
k.	Fee
l.	Total Cost Plus Fixed Fee

Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government. In order to verify allowability, further breakdown of costs may be requested at the Government’s discretion.

See Attachment 6, Invoice/Financing Request Instructions and Contract Financial Reporting Instructions for BARDA Cost-Reimbursement Type Contracts, for additional instructions.

g.	Confidential Treatment of Sensitive Information

The Contractor shall, to the extent permitted by law, guarantee strict confidentiality of the information/data that is provided by the Government during the performance of the contract. The Government has determined that the information/data that the Contractor will be provided during the performance of the contract is of a sensitive nature.

Disclosure of the information/data, in whole or in part, by the Contractor can only be made after the Contractor receives prior written approval from the Contracting Officer. Whenever the Contractor is uncertain with regard to the proper handling of information/data under the contract, the Contractor shall obtain a written determination from the Contracting Officer.

Notwithstanding the foregoing, such information/data shall not be deemed of a sensitive nature with respect to the Contractor for purposes of this contract if such information/data: (a) was already known to the Contractor; (b) was generally available or known, or was otherwise part of the public domain, at the time of its disclosure to the Contractor; (c) became generally available or known, or otherwise became part of the public domain, after its disclosure to, or, with respect to the information/data by, the Contractor through no fault of the Contractor; (d) was disclosed to the Contractor, other than under an obligation of confidentiality or non-use, by a third party who had no obligation to the Government that controls such information/data not to disclose such information/data to others; or (e) was independently discovered or developed by the Contractor, as evidenced by its written records, without the use of information/data belonging to the Government.

The Contractor may disclose information/data of a sensitive nature provided by the Government to the extent that such disclosure is: (a) made in response to a valid order of a court of competent jurisdiction (b) otherwise required by law, (c) made by the Contractor to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information/data

h.	Sharing of contract deliverables within United States Government (USG)

In an effort to build a robust medical countermeasure pipeline through increased collaboration, BARDA may share technical deliverables with USG entities responsible for Medical Countermeasure Development. In accordance with recommendations from the Public Health Emergency Medical Countermeasure Enterprise Review, agreements established in the Integrated Portfolio’s Portfolio Advisory Committee (PAC) Charter, and agreements between BARDA and the Department of Defense and the National Institutes of Health, BARDA may share technical deliverables and data created in the performance of this contract with colleagues within the Integrated Portfolio. This advance understanding does not authorize BARDA to share financial information outside HHS. The Contractor is advised to review the terms of FAR 52.227-14, Rights in Data – General, regarding the Government’s rights to deliverables submitted during performance as well as the Government’s rights to data contained within those deliverables.

i.	Overtime Compensation

No overtime (premium) compensation is authorized under the subject contract. Billing of actual hours should be limited to total productive hours in a month.

j.	Contract Number Designation

On all correspondence submitted under this contract, the Contractor agrees to clearly identify the contract number that appears on the face page of the contract as follows:

HHSO100201300023C

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities not otherwise provided by the Government as needed to perform the Statement of Work dated August 22, 2013 set forth in SECTION J - List of Attachments, attached hereto and made a part of the contract.

ARTICLE C.2. REPORTING REQUIREMENTS

All reports required herein shall be submitted in electronic format. All paper/hardcopy documents/reports submitted under this contract shall be printed or copied, double-sided, on at least 30 percent post consumer fiber paper, whenever practicable, in accordance with FAR 4.302(b).

ARTICLE C.3. SUBJECT INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-11, Patent Rights-Ownership by the Contractor, including, but not limited to, the invention disclosure report, the confirmatory license, and the Government support certification, one copy of an annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer. A final invention statement (see FAR 27.303 (b)(2)(ii)) shall be submitted to the Contracting Officer on the expiration date of the contract.

Reports and documentation submitted to the Contracting Officer shall be sent to the Contracting Officer to the address set forth in SECTION G – CONTRACT ADMINISTRATION DATA.

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

ARTICLE C.4. TWICE MONTHLY CONFERENCE CALLS

A conference call between the Contracting Officer’s Representative and designees and the Contractor’s Project Leader/delegate and designees shall occur twice-monthly or as directed by the Contracting Officer’s Representative. During this call the Contractor’s Project Leader/delegate and designees will discuss the activities since the last call, any problems that have arisen and the activities planned until the next call takes place. The Contractor’s Project Leader/delegate may choose to include other key personnel on the conference call to give detailed updates on specific projects or this may be requested by the Contracting Officer’s Representative.

ARTICLE C.5. PROJECT MEETINGS

The contractor shall participate in Project Meetings to coordinate the performance of the contract, as requested by the Contracting Officer’s Representative. These meetings may include face-to-face meetings with AMCG/BARDA in Washington, D.C. and at work sites of the Contractor. Such meetings may include, but are not limited to, meetings of the Contractor to discuss study designs, site visits to the Contractor’s facilities, and meetings with the Contractor and HHS officials to discuss the technical, regulatory, and ethical aspects of the program. Subject to the data rights provisions in this contract, the Contractor will provide data, reports, and presentations to groups of outside experts and USG personnel as required by the Contracting Officer’s Representative in order to facilitate review of contract activities.

ARTICLE C.6. FACE-TO-FACE PROJECT REVIEW MEETING

The contractor shall, at a time to be determined later but estimated to be the 23rd month of contract performance, present a comprehensive review of contract progress to date in a face-to-face meeting in Washington, DC. The contractor will be responsible for updating BARDA leadership on technical progress under the Statement of Work.

SECTION D – PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the date, contract number and Contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

Report Deliverables

Unless otherwise specified by the Contracting Officer, delivery of reports to be furnished to the Government under this contract (including invoices) shall be delivered to BARDA electronically along with a concurrent email notification to the Contracting Officer, Contract Specialist, and COR (as defined in SECTION G, CONTRACT ADMINISTRATION) summarizing the electronic delivery.

SECTION E – INSPECTION AND ACCEPTANCE

The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided under this contract.

For the purpose of this SECTION E, the designated Contracting Officer’s Representative (COR) is the authorized representative of the Contracting Officer. The COR will assist in resolving technical issues that arise during performance. The COR however is not authorized to change any contract terms or authorize any changes in the Statement of Work or modify or extend the period of performance, or authorize reimbursement of any costs incurred during performance. The contractor is advised to review FAR 52.243-2, Changes-Cost reimbursement contracts Alternative V, which is incorporated by reference into this contract in ARTICLE I.1.

Inspection and acceptance will be performed at:

Office of Acquisition Management, Contracts, and Grants (AMCG)
Office of the Assistant Secretary for Preparedness and Response
U.S. Department of Health and Human Services
330 Independence Avenue, S.W., Room G644
Washington, D.C. 20201

The contract incorporates the following clause by reference with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

FAR 52.246-9, Inspection of Research and Development – Short Form (Apr 1984)

SECTION F – DELIVERIES OR PERFORMANCE

ARTICLE F.1. ESTIMATED PERIOD OF PERFORMANCE

Under CLIN 0001 the estimated technical period of performance for the base period of this contract shall be from September 18, 2013 through September 17, 2015. The period of performance encompasses the review of the Draft Final Report and the submission of the Final Report 30 days after the technical period of performance to allow for completion of the Final Report(s), as specified in the REPORTING REQUIREMENTS Article in SECTION C.2 of this contract.

ARTICLE F.2. DELIVERABLES

Successful performance of the final contract shall be deemed to occur upon performance of the work set forth in the Statement of Work dated August 22, 2013 set forth in SECTION J - List of Attachments of this contract and upon delivery and acceptance, as required by the Statement of Work, by the Contracting Officer, or the duly authorized representative, of each of the deliverables described in SECTION C, SECTION F and SECTION J, Attachment 2 of this contract. Each deliverable must be delivered electronically to the Contracting Officer or Contract Specialist, Contracting Officer’s Representative, and Alternate Contracting Officer’s Representative in accordance with the Deliverable Schedule set forth below:

Item	Description	Quantity	Addresses	Deliverable Schedule
Technical Progress Reports
1)	Monthly Progress Report	3 electronic	CO or CS: (1) electronic copy COR: (1) electronic copy Alternate COR: (1) electronic copy
The 15th calendar day of each month following the first full month of the contract award. The Monthly Progress Report will not be required on months when an Annual or Final Technical Progress Report is due.

2)	Annual Progress Report	3 electronic	CO or CS: (1) electronic copy COR: (1) electronic copy Alternate COR: (1) electronic copy	The 15th calendar day of the month following the end of each 12 month performance period. The Monthly Progress Report will not be required on months when an Annual Progress Report is due.
3)	Draft Final Technical Progress Report	3 electronic	CO or CS: (1) electronic copy COR: (1) electronic copy Alternate COR: (1) electronic copy	45 Calendar days before the completion date of the contract.
5)	Summary of salient Results	3 electronic	CO: (1) electronic copy COR: (1) electronic copy Alternate COR: (1) electronic copy	On or before the expiration date of the contract.

Other Technical Reports

6)	Audit Reports	3 electronic	CO or CS: (1) electronic copy COR: (1) electronic copy Alternate COR: (1) electronic copy	Within 30 Calendar days of the audit.
7)	FDA/ Regulatory Agency Correspondence and Meeting Summaries	3 electronic	CO or CS: (1) electronic copy COR: (1) electronic copy Alternate COR: (1) electronic copy	Within 5 business days of each meeting for Contractor’s minutes and upon receipt of minutes from FDA/ regulatory agency.
8)	FDA/ Regulatory Agency Submissions	3 electronic	CO or CS: (1) electronic copy COR: (1) electronic copy Alternate COR: (1) electronic copy
BARDA shall provide comment within 10 business days after receipt. BARDA reserves the right to request more than 10 business days for review of any regulatory submission that is of significant length. The Contractor shall inform BARDA of the anticipated submission length so BARDA can make a determination if more than 10 business days will be needed to complete its review of the document.

Other Reports

9)	Invention Report Annual Utilization Report	3 electronic	CO or CS: (1) electronic copy COR or CS: (1) electronic copy Alternate COR: (1) electronic copy	Due on or before the 30th of the month following each anniversary date of the contract.
10)	Final Invention Report	3 electronic	CO or CS: (1) electronic copy COR: (1) electronic copy Alternate COR: (1) electronic copy	Due on or before the completion date of the contract.

Other Deliverables

11)	Kickoff Meeting	N/A	N/A	Within a month of contract award.
12)	Twice monthly Teleconference and meeting minutes	3 electronic	CO or CS: (1) electronic copy COR: (1) electronic copy Alternate COR: (1) electronic copy
Twice monthly or as otherwise agreed by the parties or determined by the Contracting Officer. Electronic copy of conference call meeting minutes/summaries to be provided within seven (7) calendar days after the conference call is held.

13)	Face-to-Face progress review meeting presentation	3 electronic	CO or CS: (1) electronic copy COR: (1) electronic copy Alternate COR: (1) electronic copy	Within the 23nd month of the period of performance of the contract, unless otherwise agreed by the parties. Presentation must be delivered 30 days prior to the scheduled meeting.

Unless otherwise specified by the Contracting Officer, the above items #1-13 shall be delivered electronically along with a concurrent email notification email sent to the Contracting Officer or Contract Specialist, COR, and Alternate COR stating delivery has been made.

Please refer to Attachment 2, Milestone and Deliverables, for a list of additional deliverables.

Technical Reports

In addition to those reports required by the other terms of this contract, the Contractor shall prepare and submit the following reports in the manner stated below:.

A.	Monthly Progress Report

This report shall include a description of the activities during the reporting period, and the activities planned for the ensuing reporting period. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month.

The Contractor shall submit a Monthly Progress Report on or before the 15th calendar day following the last day of each reporting period and shall include the following:

A cover page that includes the contract number and title; the type of report and period that it covers; the Contractor's name, address, telephone number, fax number, and e-mail address; and the date of submission;

SECTION I - An introduction covering the purpose and scope of the contract effort; SECTION II – PROGRESS

SECTION II Part A: OVERALL PROGRESS - A description of overall progress;

SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE - A description of all significant meetings, conference calls, etc., including those between Contractor and any federal agency, subcontractor or collaborator that have taken place during the reporting period and relate to the Contract of the Statement of Work. Include progress on administration and management issues (e.g. evaluating and managing subcontractor performance and personnel changes);

SECTION II Part C: TECHNICAL PROGRESS - For each activity related to the Gantt chart, document the results of work completed and costs incurred during the period covered in relation to proposed progress, effort and budget. The report shall be in sufficient detail to explain comprehensively the results achieved. The description shall include pertinent data and/or graphs in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the contract. The report shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress, why the differences have occurred and what corrective actions are planned; preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project.

SECTION II Part D: PROPOSED WORK - A summary of work proposed for the next reporting period and preprints/reprints of papers and abstracts, and a current/updated Gantt chart.

A Monthly Progress Report will not be required in the same month that the Annual or Final Technical Progress Reports are submitted.

B.	Annual Progress Reporting Requirement

This report shall include a summation of the activities during the reporting period, and the activities planned for the ensuing reporting period. The first reporting period consists of the first full year of performance plus any fractional part of the initial year. Thereafter, the reporting period shall consist of each calendar year.

The Contractor shall submit an Annual Progress Report on or before the 15th calendar day following the last day of each reporting period and shall include the following:

A cover page that includes the contract number and title; the type of report and period that it covers; the Contractor's name, address, telephone number, fax number, and e-mail address; and the date of submission.

SECTION I-EXECUTIVE SUMMARY - A brief overview of the work completed and major accomplishments achieved during the reporting period.

SECTION II-PROGRESS

SECTION II Part A: OVERALL PROGRESS - A description of overall progress;

SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE - A description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating and managing subcontractor performance and personnel changes);

SECTION II Part C: TECHNICAL PROGRESS - For each activity, document the results of work completed and cost incurred during the period covered in relation to proposed progress, effort and budget. The report shall be in sufficient detail to explain comprehensively the results achieved. The description shall include pertinent data and/or graphs in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the contract. The report shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress, why the differences have occurred and what corrective actions are planned; preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project;

SECTION II Part D: PROPOSED WORK - A summary of work proposed for the next reporting period; and preprints/reprints of papers, abstracts and a current Gantt chart.

A Monthly and Annual Progress Report will not be required for the period when the Final Technical Progress Report is due and a Monthly Progress Report will not be required in the same month that the Annual Progress Report is submitted.

C.	Draft Final Technical Progress Report and Final Technical Progress Report

These reports are to include a summation of the work performed and results obtained for the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. The Draft Final Report and Final Report shall be submitted in accordance with the DELIVERIES Article in SECTION F of the contract. The Draft Final Technical Progress Report shall be submitted forty-five (45) calendar days before completion date of the contract and the Final Technical Progress Report shall be submitted 30 days post technical period of performance. The report shall conform to the following format:

A.      Cover page to include the contract number, contract title, performance period covered, Contractor's name and address, telephone number, fax number, e-mail address and submission date;

B.      SECTION I: EXECUTIVE SUMMARY - Summarize the purpose and scope of the contract effort including a summary of the major accomplishments relative to the specific activities set forth in the Statement of Work.;

C.      SECTION II: RESULTS - A detailed description of the work performed related to the Gantt chart, the results obtained, and the impact of the results on the scientific and/or public health community, including a listing of all manuscripts (published and in preparation) and abstracts presented during the entire period of performance, and a summary of all inventions.

Draft Final Technical Progress Report: The Contractor is required to submit the Draft Final Technical Progress Report to the Contracting Officer's Representative and Contracting Officer. This report is due 45 calendar days before the completion date of the contract. The Contracting Officer's Representative and Contracting Officer will review the Draft Final Technical Progress Report and provide the Contractor with comments within 15 calendar days after receipt.

Final Technical Progress Report: The contractor shall address all BARDA comments in the Final Technical Progress Report. The Contractor will deliver the final version of the Final Technical Progress Report 30 days post technical period of performance.

D.	Summary of Salient Results

The Contractor shall submit, with the Final Technical Progress Report, a summary (not to exceed 200 words) of salient results achieved during the performance of the contract.

E.	Copies of FDA/ Regulatory Agency Correspondence and Meeting Summaries

a.
Within five business days of any formal meeting with the FDA or other regulatory agency, the contractor shall forward the initial draft minutes to BARDA. The contractor shall forward final draft minutes when available.

b.	Within five business days of any informal meeting with the FDA or other regulatory agency, the contractor shall forward the final draft minutes to BARDA.
c.	The contractor shall forward the dates and times of any meeting with the FDA and other regulatory agencies to BARDA and make arrangements for appropriate BARDA staff to attend the meetings.
d.
The contractor shall provide BARDA the opportunity to review and comment upon any documents to be submitted to the FDA or other regulatory agency. The contractor shall provide BARDA with five (5) business days in which to review and provide comments back to the contractor prior to the contractor’s submission to the FDA.

e.	The contractor shall forward Standard Operating Procedures (SOPs) upon request from Project Officer/Contracting Officer.
f.
The contractor shall provide upon request animal study and/or other technology packages developed under this contract. Packages shall include complete protocols and critical reagents for animal models developed and/or improved with contract funding.

g.	The contractor shall provide upon request raw data and/or specific analysis of data generated with USG funds.

F.	Other Reports/Deliverables

a.	Technology Transfer
Technology packages developed under the contract that include complete protocols and critical reagents developed and/or improved with contract funding must be submitted at the request of the BARDA Contracting Officer’s Representative. See FAR clauses 52.227-11, Patent Rights-Ownership by the Contractor, and 52.227-14, Rights in Data.

b.	Institutional Biosafety Approval
The Contractor shall provide documentation of materials submitted for Institutional Biosafety Committee Review and documentation of approval of experiments at the request of the BARDA Contracting Officer’s Representative.

c.	Experimental Protocols
The Contractor shall submit all study/experiment/test plans, designs, and protocols upon request by the COR.

d.	Data
The Contractor shall provide data or specific analysis of data generated with contract funding at the request of the BARDA Contracting Officer’s Representative.

e.	Meeting Minutes
The Contractor shall provide an electronic copy of conference call meeting minutes/summaries to the BARDA Contracting Officer’s Representative and Contracting Officer within seven (7) calendar days after the conference call is held.

Additional Addresses Listed for Reference, if needed:

AMCG/BARDA Security Specialist	Office of the Assistant Secretary for Preparedness and Response Office of Public Health Emergency Medical Countermeasures 409 3rd Street, S.W. Suite 320 Washington, DC 20201 E-mail: [****]

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1. CONTRACTING OFFICER

The following Contracting Officer (CO) will represent the Government for the purpose of this contract:

Contracting Officer
DHHS/OS/ASPR/AMCG
330 Independence Avenue, S.W. Room G640
Washington, D.C. 20201

a.
The Contracting Officer (CO) is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the CO can make any changes to the terms, conditions, general provisions, specifications or other requirements of this contract.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

b.
The Contracting Officer (CO) is the only person with authority to act as agent of the Government under this contract. Only the CO has authority to: (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor for any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

c.	No information, other than that which may be contained in an authorized modification to this contract duly issued by the CO, shall be considered grounds for deviation from this contract.

d.	The Government may unilaterally change its CO designation.

ARTICLE G.2. CONTRACTING OFFICER'S REPRESENTATIVE (COR)

The following Contracting Officer's Representative (COR) will represent the Government for the purpose of this contract:

[****]

Contracting Officer's Representative
Biomedical Advanced Research and Development Authority (BARDA)
Office of the Assistant Secretary for Preparedness and Response
Department of Health and Human Services
[****]
[****]

Mailing Address:
330 Independence Avenue, S.W. Room 640G
Washington, D.C. 20201

Alternate PO/COR:
[****]

Alternate Project Officer (PO), Alternate Contracting Officer’s Representative (COR)
Biomedical Advanced Research and Development Authority (BARDA)
Office of the Assistant Secretary for Preparedness and Response
Department of Health and Human Services
[****]
[****]

Mailing Address:
330 Independence Avenue, SW
Washington, D.C. 20201

The COR is responsible for:
a.	Monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements;
b.	Assisting the Contracting Officer in interpreting the statement of work and any other technical performance requirements;
c.	Performing technical evaluation as required;
d.	Performing technical inspections and assisting the Contracting Officer in acceptances of deliverables required by this contract; and

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

e.	Assisting in the resolution of technical problems encountered during performance. The Government may unilaterally change its COR designation(s).

ARTICLE G.3. KEY PERSONNEL

The key personnel specified in this contract are considered to be essential to work performance. At least 30 days prior to diverting any of the specified individuals to other programs or contracts (or as soon as possible, if an individual must be replaced, for example, as a result of leaving the employ of the Contractor), the Contractor shall notify the Contracting Officer and shall submit comprehensive justification for the diversion or replacement request (including proposed substitutions for key personnel) to permit evaluation by the Government of the impact on performance under this contract. The Contractor shall not divert or otherwise replace any key personnel without the written consent of the Contracting Officer. The Government may modify the contract to add or delete key personnel at the request of the Contractor or Government.

The following individuals are considered to be essential to the work being performed hereunder:

ARTICLE G.4. QUARTERLY CONTRACT FINANCIAL REPORT

a.
Financial reports on the attached Financial Report of Individual Project/Contract shall be submitted by the Contractor to the CO with a copy to the COR in accordance with the instructions for completing this form, which accompany the form, in an original and one electronic copy, not later than the 30th business day after the close of the reporting period. The line entries for subdivisions of work and elements of cost (expenditure categories), which shall be reported within the total contract, are discussed in paragraph e., below. Subsequent changes and/or additions in the line entries shall be made in writing.

b.	Unless otherwise stated in the instructions for completing this form, all columns A through J, shall be completed for each report submitted.

c.
The first financial report shall cover the period consisting of the first full three calendar months following the date of the contract, in addition to any fractional part of the initial month. Thereafter, reports will be on a quarterly basis.

d.
The Contracting Officer may require the Contractor to submit detailed support for costs contained in one or more interim financial reports. This clause does not supersede the record retention requirements in FAR Part 4.7.

e.
The listing of expenditure categories to be reported is incorporated within the Attachment entitled, "Financial Report of Individual Project/Contract," located in SECTION J and made a part of this contract.

f.	The Government may unilaterally revise the “Financial Report of Individual Project/Contract” to reflect the allotment of additional funds.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ARTICLE G.5. INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORTING

a.	The Contractor shall submit an electronic copy of contract monthly invoices/financial reports to the Contracting Officer as defined above, in ARTICLE G of this contract.

b.
Contractor invoices/financial reports shall conform to the form, format, and content requirements of the instructions for Invoice/Financing requests and Contract Financial Reporting made a part of the contract at Section J, Attachment 5.

c.	Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

d.
The Contractor agrees to immediately notify the Contracting Officer in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than 10 percent) of the estimated costs for the base period or any option period(s) (See estimated costs under Articles B.2) and the reasons for the variance. Also refer to the requirements of FAR Clause 52.232-20, Limitation of Cost.

e.
The Contractor shall submit an electronic copy of the payment request to the approving official instead of a paper copy. The payment request shall be transmitted as an attachment via e-mail to the address listed above in one of the following formats: MSWord, MS Excel, or Adobe Portable Document Format (PDF). Only one payment request shall be submitted per e-mail and the subject line of the e-mail shall include the Contractor's name, contract number, and unique invoice number.

f.	All invoice submissions shall be in accordance with FAR Clause 52.232-25, Prompt Payment.

ARTICLE G.6. INDIRECT COST RATES

1.
The following interim provisional indirect rates will be utilized for billing purposes during the period of performance, pending the establishment if final rates covering each fiscal year of the contractor’s performance.: Fringe benefits at [****], and Overhead (G&A) at [****] of Total Direct Costs Excluding Subcontractor Costs. Final rate proposals must be sent to the Contracting Officer, within 6 months of the fiscal year end. See FAR Clause 52.216-7, Allowable Cost and Payment.

ARTICLE G.7. REIMBURSEMENT OF COST

1)
The Government shall reimburse the Contractor those costs determined by the Contracting Officer to be allowable (hereinafter referred to as allowable cost) in accordance with FAR 52.216-7, Allowable Cost and Payment and FAR Subpart 31.2. Examples of allowable costs include, but are not limited to, the following:

a)	All direct materials and supplies that are used in the performing of the work provided for under the contract, including those purchased for subcontracts and purchase orders.

b)	All direct labor, including supervisory, that is properly chargeable directly to the contract, plus fringe benefits.

c)	All other items of cost budgeted for and accepted in the negotiation of this basic contract or modifications thereto.

d)
Travel costs including per diem or actual subsistence for personnel while in an actual travel status in direct performance of the work and services required under this contract subject to the following:

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

i.
Air travel shall be by the most direct route using “air coach” or “air tourist” (less than first class) unless it is clearly unreasonable or impractical (e.g., not available for reasons other than avoidable delay in making reservations, would require circuitous routing or entail additional expense offsetting the savings on fare, or would not make necessary connections).

ii.	Rail travel shall be by the most direct route, first class with lower berth or nearest equivalent.
iii.
Costs incurred for lodging, meals, and incidental expenses shall be considered reasonable and allowable to the extent that they do not exceed on a daily basis the per diem rates set forth in the Federal Travel Regulation (FTR).

iv.	Travel via privately owned automobile shall be reimbursed at not more than the current General Services Administration (GSA) FTR established mileage rate.

ARTICLE G.8. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

1      Contractor Performance Evaluations

Interim and final evaluations of Contractor performance will be prepared on this contract in accordance with FAR Subpart 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, an interim evaluation shall be submitted at least once during the contract period of performance.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer whose decision will be final.

Copies of the evaluations, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

2      Electronic Access to Contractor Performance Evaluations

The Government is undergoing a conversion to a new website for reporting. This website is http://www.cpars.gov. When the website goes active, Contractors may access evaluations through a secure website for review and comment by completing the online registration form.

The registration process requires the Contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment. In addition, the Contractor will be required to identify an alternate contact that will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

ARTICLE G.9. CONTRACT COMMUNICATIONS/CORRESPONDENCE (JULY 1999)

The Contractor shall identify all correspondence, reports, and other data pertinent to this contract by imprinting the contract number HHSO100201300023C from Page 1 of the contract.

ARTICLE G.10. GOVERNMENT PROPERTY

1. In addition to the requirements of the clause, GOVERNMENT PROPERTY, incorporated in SECTION I of this contract, the Contractor shall comply with the provisions of HHS Publication, "Contractor's Guide for Control of Government Property," which is incorporated into this contract by reference. This document can be accessed at:

http://www.hhs.gov/hhsmanuals/ (HHS Logistics Management Manual)

Among other issues, this publication provides a summary of the Contractor's responsibilities regarding purchasing authorizations and inventory and reporting requirements under the contract.

2. Notwithstanding the provisions outlined in the HHS Publication, "Contractor's Guide for Control of Government Property," which is incorporated in this contract in paragraph 1. above, the Contractor shall use the form entitled, "Report of Government Owned, Contractor Held Property" for submitting summary reports required under this contract, as directed by the Contracting Officer or his/her designee. This form is included as an attachment in SECTION J of this contract.

3. Title will vest in the Government for equipment purchased as a direct cost.

ARTICLE G.11. EXERCISE OF OPTIONS

Unless the Government exercises its option pursuant to the Option Clause set forth in Section I, Article I.2, the contract will consist only of CLIN 0001 of the Statement of Work, Deliverables and Requirements as defined in Sections C, F and J of the contract. Pursuant to FAR Clause 52.2179 (Option to Extend the Term of the Contract) set forth in Section I of this contract, under Article I.2, the Government may, by unilateral contract modification, require the Contractor to perform the additional CLINs listed in Section B, Article B.3., and as also defined in Sections C, F and J of this contract. If the Government exercises an option, written notice must be given to the Contractor within 30 days after the Government has completed its analysis of the deliverables; and the Government must give the Contractor a preliminary written notice of its intent to exercise the option at least 30 days before the contract expires. The amount of the contract may then be increased as set forth in Section B, Article B.3 provided that funds are available.

SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. CLINICAL AND NON-CLINICAL RESEARCH

H.1.1.    Non-Clinical Research

These Non-Clinical Terms apply to all grants and contracts that involve non-clinical research. Draft protocols for each nonclinical study will be submitted to the Government for evaluation and comment. The Government shall have rights to all protocols, data resulting from execution of these protocols, and final reports, funded by the Government under this contract, as defined in FAR Clause 52.227-14, Rights in Data – General. The Government reserves the right to request that the Contractor provide any contract deliverable in a non-proprietary form, to ensure the Government has the ability to review and distribute the deliverables, as the Government deems necessary.

H.1.1.1.    Safety and Monitoring Issues

PHS Policy on Humane Care and Use of Laboratory Animals

Before award and then with the annual progress report, the Contractor must submit to the Government a copy of the current Institutional Animal Care and Use Committees (IACUC) documentation of continuing review and approval and the Office of Laboratory Animal Welfare (OLAW- National Institutes of Health) Federal Wide Assurance (FWA) number for the institution or site.

If other institutions are involved in the research (e.g., a multicenter trial or study), each institution's IACUC must review and approve the protocol. They must also provide the Government initial documentation and documentation of continuing review and approval and FWA number.

The Contractor must ensure that the applications as well as all protocols are reviewed by the performing institution’s IACUC.

To help ensure the safety of animals used in BARDA funded studies, the Contractor must provide the Government copies of documents related to all major changes in the status of ongoing protocols, including the following:

a)	All amendments or changes to the protocol, identified by protocol version number, date, or both and date it is valid.

b)	All material changes in IACUC policies and procedures, identified by version number, date, and all required signatories (if applicable).

c)	Termination or temporary suspension of the study(ies) for regulatory issues

d)	Termination or temporary suspension of the protocol.

e)	Any change that is made in the specific IACUC approval for the indicated study(ies).

f)	Any other problems or issues that could affect the scientific integrity of the study(ies), i.e. fraud, misrepresentation, misappropriation of funds, etc.

Contractors must notify the Government by email of any of the above changes within three business days from the time Contractor becomes aware of such changes, followed by a letter signed by the institutional business official, detailing notification of the change of status to the local IACUC and a copy of any responses from the IACUC.

If a non-clinical protocol has been reviewed by an institutional biosafety committee (IBC) or the NIH Recombinant DNA Advisory Committee (RAC), the Contractor must provide information about the initial and ongoing review and approval, if any. See the NIH Guidelines for Research Involving Recombinant DNA Molecules.

H.1.1.2.    Non-Clinical Data and Safety Monitoring Requirements

The Contractor shall continue safety monitoring for all non-clinical studies of investigational drugs, devices, or biologics. FDA expects non-clinical studies to include safety in addition to efficacy. The Contractor should consider evaluation of clinical relevant safety markers in the pivotal and non-pivotal, non-clinical studies.

BARDA will work with the Contractors on decisions regarding the type and extent of safety data accrual to be employed before the start of efficacy or safety studies.

The Contractor shall inform the Government of any upcoming site visits and/or audits of CRO facilities funded under this effort. The Government reserves the right to accompany the Contractor on site visits and/or audits of CROs as the Government deems necessary.

H.1.1.3.    BARDA Review Process of Non-Clinical Trials

The Government is under the same policy-driven assurances as NIH in that it has a responsibility to ensure that mechanisms and procedures are in place to protect the safety and welfare of animals used in BARDA funded non-clinical trials. Therefore, before study execution, the Contractor must provide the following (as applicable) for review and approval by the Government:

1.
IACUC approved (signed) non-clinical research protocol identified by version number, date, or both, including details of study design, euthanasia criteria, proposed interventions, and exclusion criteria.

2.	Documentation of IACUC approval, including OLAW FWA number, IACUC registration number, and IACUC name.

3.	Contractor should reduce the number of animals required for a study using power of statistics.

4.	Plans for the management of side effects, rules for interventions and euthanasia criteria.

5.	Procedures for assessing and collecting safety data.

6.
If a study is contracted through CRO(s), work orders and service agreements the Contractor shall assure that an integrated safety documentation plan is in place for the study site, pharmacy service records on the dosing material to be used and excipients, and laboratory services (including histopathology).

7.	Documentation that the Contractor or CRO and all staff responsible for the conduct of the research have received required training in the protection and handling of animals.

8.
Purchasing of animals and/or other supplies for non-clinical studies funded in part or in whole by BARDA requires written approval by the Contracting Officer. The Contractor must have the ability to return/re-sell animals, at purchase price, to distributor or a third party, in the event that the protocols do not obtain approval.

9.	Provide justification for whether studies require good laboratory practice (GLP) conditions.

10.	Provide justification for whether studies will be classified as non-pivotal or pivotal studies.

BARDA comments will be forwarded to the Contractor within one week (5 business days) of receipt of the above information. The Contractor must address in writing all study design, safety, regulatory, ethical, and conflict of interest concerns raised by the Government staff to the satisfaction of the Government before study execution. After receiving the updated documentation that satisfies the Government, a written Contract Officer Authorization (COA) Letter will be provided to the Contractor. This COA will provide authorization to the Contractor to execute the specific nonclinical study funded in part or in whole by BARDA.

In case of problems or issues, the BARDA COR will contact the Contractor within two weeks (10 business days), with copy to the principal investigator and the institution’s office of sponsored programs, listing issues and appropriate actions to be discussed.

Final decisions regarding ongoing safety reporting requirements for research not performed under an Investigational New Drug Application (IND) or investigational device exemption (IDE) must be made jointly by the Government and the Contractor.

ARTICLE H.2. CARE OF LIVE VERTEBRATE ANIMALS, HHSAR 352.270-5 (October 2009)

a.
Before undertaking performance of any contract involving animal-related activities where the species is regulated by USDA, the Contractor shall register with the Secretary of Agriculture of the United States in accordance with 7 U.S.C. 2136 and 9 CFR sections 2.25 through 2.28. The Contractor shall furnish evidence of the registration to the Contracting Officer.

b.
The Contractor shall acquire vertebrate animals used in research from a dealer licensed by the Secretary of Agriculture under 7 U.S.C. 2133 and 9 CFR Sections 2.12.11, or from a source that is exempt from licensing under those sections.

c.
The Contractor agrees that the care, use and intended use of any live vertebrate animals in the performance of this contract shall conform with the Public Health Service (PHS) Policy on Humane Care of Use of Laboratory Animals (PHS Policy), the current Animal Welfare Assurance (Assurance), the Guide for the Care and Use of Laboratory Animals (National Academy Press, Washington, DC) and the pertinent laws and regulations of the United States Department of Agriculture (see 7 U.S.C. 2131 et seq. and 9 CFR Subchapter A, Parts 1-4). In case of conflict between standards, the more stringent standard shall govern.

d.
If at any time during performance of this contract, the Contracting Officer determines, in consultation with the Office of Laboratory Animal Welfare (OLAW), National Institutes of Health (NIH), that the Contractor is not in compliance with any of the requirements and standards stated in paragraphs (a) through (c) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. Notice of the suspension may be communicated by telephone and confirmed in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer's written notice of suspension, the Contracting Officer may, in consultation with OLAW, NIH, terminate this contract in whole or in part, and the Contractor's name may be removed from the list of those contractors with approved Assurances.

Note: The Contractor may request registration of its facility and a current listing of licensed dealers from the Regional Office of the Animal and Plant Health Inspection Service (APHIS), USDA, for the region in which its research facility is located. The location of the appropriate APHIS Regional Office, as well as information concerning this program may be obtained by contacting the Animal Care Staff, USDA/APHIS, 4700 River Road, Riverdale, Maryland 20737 (E-mail: ace@aphis.usda.gov; Web site: (http://www.aphis.usda.gov/animal welfare).

ARTICLE H.3. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals. This policy may be accessed at:

http://grants1.nih.gov/grants/olaw/references/phspol.htm
.
ARTICLE H.4. INFORMATION ON COMPLIANCE WITH ANIMAL CARE REQUIREMENTS

Registration with the U. S. Dept. of Agriculture (USDA) is required to use regulated species of animals for biomedical purposes. USDA is responsible for the enforcement of the Animal Welfare Act (7 U.S.C. 2131 et. seq.), http://www.nal.usda.gov/awic/legislat/awa.htm.

The Public Health Service (PHS) Policy is administered by the Office of Laboratory Animal Welfare (OLAW) http://grants2.nih.gov/grants/olaw/olaw.htm. An essential requirement of the PHS Policy http://grants2.nih.gov/grants/olaw/references/phspol.htm is that every institution using live vertebrate animals must obtain an approved assurance from OLAW before they can receive funding from any component of the U. S. Public Health Service.

The PHS Policy requires that Assured institutions base their programs of animal care and use on the Guide for the Care and Use of Laboratory Animals http://www.nap.edu/readingroom/books/labrats/ and that they comply with the regulations (9 CFR, Subchapter A) http://www.nal.usda.gov/awic/legislat/usdaleg1.htm issued by the U.S. Department of Agriculture (USDA) under the Animal Welfare Act. The Guide may differ from USDA regulations in some respects. Compliance with the USDA regulations is an absolute requirement of this Policy.

The Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC) http://www.aaalac.org is a professional organization that inspects and evaluates programs of animal care for institutions at their request. Those that meet the high standards are given the accredited status. As of the 2002 revision of the PHS Policy, the only accrediting body recognized by PHS is the AAALAC. While AAALAC Accreditation is not required to conduct biomedical research, it is highly desirable. AAALAC uses the Guide as their primary evaluation tool. They also use the Guide for the Care and Use of Agricultural Animals in Agricultural Research and Teaching. It is published by the Federated of Animal Science Societies http://www.fass.org.

ARTICLE H.5. REQUIREMENTS FOR ADEQUATE ASSURANCE OF PROTECTION OF VERTEBRATE ANIMAL SUBJECTS

The PHS Policy on Humane Care and Use of Laboratory Animals requires that applicant organizations proposing to use vertebrate animals file a written Animal Welfare Assurance with the Office for Laboratory Animal Welfare (OLAW), establishing appropriate policies and procedures to ensure the humane care and use of live vertebrate animals involved in research activities supported by the PHS. The PHS Policy stipulates that an applicant organization, whether domestic or foreign, bears responsibility for the humane care and use of animals in PHS- supported research activities. Also, the PHS policy defines “animal” as “any live, vertebrate animal used, or intended for use, in research, research training, experimentation, biological testing or for related purposes.” This Policy implements and supplements the U.S. Government Principles for the Utilization and Care of Vertebrate Animals Used in Testing, Research, and Training, and requires that institutions use the Guide for the Care and Use of Laboratory Animals as a basis for developing and implementing an institutional animal care and use program. This Policy does not affect applicable State or local laws or regulations that impose more stringent standards for the care and use of laboratory animals. All institutions are required to comply, as applicable, with the Animal Welfare Act as amended (7 USC 2131 et. seq.) and other Federal statutes and regulations relating to animals. These documents are available from the Office of Laboratory Animal Welfare, National Institutes of Health, Bethesda, MD 20892, (301) 496-7163. See http://grants.nih.gov/grants/olaw/olaw.htm.

No PHS supported work for research involving vertebrate animals will be conducted by an organization, unless that organization is operating in accordance with an approved Animal Welfare Assurance and provides verification that the Institutional Animal Care and Use Committee (IACUC) has reviewed and approved the proposed activity in accordance with the PHS policy. Applications may be referred by the PHS back to the institution for further review in the case of apparent or potential violations of the PHS Policy. No award to an individual will be made unless that individual is affiliated with an assured organization that accepts responsibility for compliance with the PHS Policy. Foreign applicant organizations applying for PHS awards for activities involving vertebrate animals are required to comply with PHS Policy or provide evidence that acceptable standards for the humane care and use of animals will be met. Foreign applicant organizations are not required to submit IACUC approval, but should provide information that is satisfactory to the Government to provide assurances for the humane care of such animals.

ARTICLE H.6. APPROVAL OF REQUIRED ASSURANCE BY OLAW

Under governing regulations, federal funds which are administered by the Department of Health and Human Services, Office of Biomedical Advanced Research and Development Authority (BARDA) shall not be expended by the Contractor for research involving live vertebrate animals, nor shall live vertebrate animals be involved in research activities by the Contractor under this award unless a satisfactory assurance of compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28 is submitted within 30 days of the date of this award and approved by the Office of Laboratory Animal Welfare (OLAW). Each performance site (if any) must also assure compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28 with the following restriction: Only activities which do not directly involve live vertebrate animals (i.e. are clearly severable and independent from those activities that do involve live vertebrate animals) may be conducted by the Contractor or individual performance sites pending OLAW approval of their respective assurance of compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28. Additional information regarding OLAW may be obtained via the Internet at http://grants2.nih.gov/grants/olaw/references/phspol.htm

ARTICLE H.7. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in BARDA funded programs should report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is 1-800-HHS-TIPS (1-800447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General
Department of Health and Human Services
TIPS HOTLINE
P.O. Box 23489
Washington, D.C. 20026

ARTICLE H.8. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the Contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

ARTICLE H.9. IDENTIFICATION AND DISPOSITION OF DATA

The Contractor will be required to provide certain data generated under this contract to the Department of Health and Human Services (DHHS). DHHS reserves the right to review any other data determined by DHHS to be relevant to this contract. The contractor shall keep copies of all data required by the Food and Drug Administration (FDA) relevant to this contract for the time specified by the FDA.

ARTICLE H.10. EXPORT CONTROL NOTIFICATION

Contractors are responsible for ensuring compliance with all export control laws and regulations that may be applicable to the export of and foreign access to their proposed technologies. Contractors may consult with the Department of State with any questions regarding the International Traffic in Arms Regulation (ITAR) (22 CRF Parts 120-130) and /or the Department of Commerce regarding the Export Administration Regulations (15 CRF Parts 730-774).

ARTICLE H.11. CONFLICT OF INTEREST

The Contractor represents and warrants that, to the best of the Contractor's knowledge and belief, there are no relevant facts or circumstances which could give rise to an organizational conflict of interest, as defined in FAR 2.101 and Subpart 9.5, or that the Contractor has disclosed all such relevant information. Prior to commencement of any work, the Contractor agrees to notify the Contracting Officer promptly that, to the best of its knowledge and belief, no actual or potential conflict of interest exists or to identify to the Contracting Officer any actual or potential conflict of interest the firm may have. In emergency situations, however, work may begin but notification shall be made within five (5) working days. The Contractor agrees that if an actual or potential organizational conflict of interest is identified during performance, the Contractor shall promptly make a full disclosure in writing to the Contracting Officer. This disclosure shall include a description of actions which the Contractor has taken or proposes to take, after consultation with the Contracting Officer, to avoid, mitigate, or neutralize the actual or potential conflict of interest. The Contractor shall continue performance until notified by the Contracting Officer of any contrary action to be taken. Remedies include termination of this contract for convenience, in whole or in part, if the Contracting Officer deems such termination necessary to avoid an organizational conflict of interest. If the Contractor was aware of a potential organizational conflict of interest prior to award or discovered an actual or potential conflict after award and did not disclose it or misrepresented relevant information to the Contracting Officer, the Government may terminate the contract for default, debar the Contractor from Government contracting, or pursue such other remedies as may be permitted by law or this contract.

ARTICLE H.12. INSTITUTIONAL RESPONSIBILITY REGARDING INVESTIGATOR FINANCIAL CONFLICTS OF INTEREST

The Institution (includes any contractor, public or private, excluding a Federal agency) shall comply with the requirements of 45 CFR Part 94, Responsible Prospective Contractors, which promotes objectivity in research by establishing standards to ensure that Investigators (defined as the project director or principal Investigator and any other person, regardless of title or position, who is responsible for the design, conduct, or reporting of research funded under BARDA contracts, or proposed for such funding, which may include, for example, collaborators or consultants) will not be biased by any Investigator financial conflicts of interest.

If the failure of an Institution to comply with an Institution's financial conflicts of interest policy or a financial conflict of interest management plan appears to have biased the design, conduct, or reporting of the BARDA-funded research, the Institution must promptly notify the Contracting Officer of the corrective action taken or to be taken. The Contracting Officer will consider the situation and, as necessary, take appropriate action or refer the matter to the Institution for further action, which may include directions to the Institution on how to maintain appropriate objectivity in the BARDA-funded research project.

The Contracting Officer and/or HHS may inquire at any time before, during, or after award into any Investigator disclosure of financial interests, and the Institution's review of, and response to, such disclosure, regardless of whether the disclosure resulted in the Institution's determination of a financial conflict of interests. The Contracting Officer may require submission of the records or review them on site. On the basis of this review of records or other information that may be available, the Contracting Officer may decide that a particular financial conflict of interest will bias the objectivity of the BARDA-funded research to such an extent that further corrective action is needed or that the Institution has not managed the financial conflict of interest in accordance with Part 94.6(b). The issuance of a Stop Work Order by the Contracting Officer may be necessary until the matter is resolved.

If the Contracting Officer determines that BARDA-funded clinical research, whose purpose is to evaluate the safety or effectiveness of a drug, medical device, or treatment, has been designed, conducted, or reported by an Investigator with a financial conflict of interest that was managed or reported by the Institution, the Contracting Officer shall require the Investigator involved to disclose the financial conflict of interest in each public presentation of the results of the research and to request an addendum to previously published presentations.

ARTICLE H.13. NEEDLE DISTRIBUTION

The Contractor shall not use contract funds to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

ARTICLE H.14. RESTRICTION ON ABORTIONS

The Contractor shall not use contract funds for any abortion.

ARTICLE H.15. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

The Contractor shall not use contract funds for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.204(b) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term "human embryo or embryos" includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

ARTICLE H.16. DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING INFORMATION

The Contractor shall not use contract funds to disseminate information that is deliberately false or misleading.

ARTICLE H.17. CONFIDENTIALITY OF INFORMATION

a.
Confidential information, as used in this article, means information or data of a personal nature about an individual, or proprietary information or data submitted by or pertaining to an institution or organization.

b.
The Contracting Officer and the Contractor may, by mutual consent, identify elsewhere in this contract specific information and/or categories of information which the Government will furnish to the Contractor or that the Contractor is expected to generate which is confidential. Similarly, the Contracting Officer and the Contractor may, by mutual consent, identify such confidential information from time to time during the performance of the contract. Failure to agree will be settled pursuant to the "Disputes" clause.

c.
If it is established elsewhere in this contract that information to be utilized under this contract, or a portion thereof, is subject to the Privacy Act, the Contractor will follow the rules and procedures of disclosure set forth in the Privacy Act of 1974, 5 U.S.C. 552a, and implementing regulations and policies, with respect to systems of records determined to be subject to the Privacy Act.

d.	Confidential information, as defined in paragraph (a) of this article, shall not be disclosed without the prior written consent of the individual, institution, or organization.

e.
Whenever the Contractor is uncertain with regard to the proper handling of material under the contract, or if the material in question is subject to the Privacy Act or is confidential information subject to the provisions of this article, the Contractor should obtain a written determination from the Contracting Officer prior to any release, disclosure, dissemination, or publication.

f.	Contracting Officer determinations will reflect the result of internal coordination with appropriate program and legal officials.

g.	The provisions of paragraph (d) of this article shall not apply to conflicting or overlapping provisions in other Federal, State or local laws.

ARTICLE H.18. ACCESS TO DOCUMENTATION/DATA

The Government shall have physical and electronic access to all documentation and data generated under this contract, including: all data documenting Offeror performance; all data generated; all communications and correspondence with regulatory agencies and bodies to include all audit observations, inspection reports, milestone completion documents, and all Offeror commitments and responses. Offeror shall provide the Government with an electronic copy of all correspondence with the FDA within 24 hours of receipt. The Government shall acquire unlimited rights to all data funded under a contract awarded in response to this RFP in accordance with FAR Subpart 27.4 and FAR Clause 52.227-14.

ARTICLE H.19. DISSEMINATION OF INFORMATION

No information related to data obtained under this contract shall be released or publicized without the prior written notice to the Contracting Officer, whose response shall not be unreasonably withheld, conditioned, or delayed, provided that no such consent is required to comply with any law, rule, regulation, court ruling or similar order; for submission to any Government entity’ for submission to any securities exchange on which the Offeror’s (or its parent corporation’s) securities may be listed for trading; or to third parties relating to securing, seeking, establishing or maintaining regulatory or other legal approvals or compliance, financing and capital raising activities, or mergers, acquisitions, or other business transactions.

ARTICLE H.20. EPA ENERGY STAR REQUIREMENTS

In compliance with Executive Order 12845 (requiring Agencies to purchase energy efficient computer equipment), all microcomputers, including personal computers, monitors, and printers that are purchased using Government funds in performance of a contract shall be equipped with or meet the energy efficient low-power standby feature as defined by the EPA Energy Star program unless the equipment always meets EPA Energy Star efficiency levels. The microcomputer, as configured with all components, must be Energy Star compliant.

This low-power feature must already be activated when the computer equipment is delivered to the agency and be of equivalent functionality of similar power managed models. If the equipment will be used on a local area network, the vendor must provide equipment that is fully compatible with the network environment. In addition, the equipment will run commercial off-the-shelf software both before and after recovery from its energy conservation mode.

ARTICLE H.21. ACKNOWLEDGMENT OF FEDERAL FUNDING

A.
Section 507 of P.L. 104-208 mandates that Contractors funded with Federal dollars, in whole or in part, acknowledge Federal funding when issuing statements, press releases, requests for proposals, bid solicitations and other documents.

This requirement is in addition to the continuing requirement to provide an acknowledgment of support and disclaimer on any publication reporting the results of a contract funded activity.

B.	Publication and Publicity

Publications: Any manuscript or scientific meeting abstract containing data generated under this contract must be submitted for BARDA COR review no less than fourteen (14) calendar days for manuscripts and seven (7) calendar days for abstracts before submission for public presentation or publication. Contract support shall be acknowledged in all such publications. A "publication" is defined as an issue of printed material offered for distribution or any communication or oral presentation of information.

The Contractor shall acknowledge the support of the Department of Health and Human Service, Office of the Assistant Secretary for Preparedness and Response, Biomedical Advanced Research and Development Authority, whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

"This project has been funded in whole or in part with Federal funds from the Office of the Assistant Secretary for Preparedness and Response, Biomedical Advanced Research and Development Authority, under Contract No. HHSO100201300023C.”

C.	Press Releases

(1)
The Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money that: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) if applicable, the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

(2)
The Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases. Misrepresenting contract results or releasing information that is injurious to the integrity of BARDA may be construed as improper conduct. Press releases shall be considered to include the public release of information to any medium, excluding peer-reviewed scientific publications. The Contractor shall ensure that the Project Officer has received an advance copy of any press release related to this contract not less than four (4) working days prior to the issuance of the press release.

H.22. IN-PROCESS REVIEW

In Process Reviews (IPR) will be conducted at the discretion of the Government to discuss the progression of the milestones. The Government reserves the right to revise the milestones and budget pending the development of the project. Deliverables may be required when the IPRs are conducted. The Contractor’s success in completing the required tasks under each work segment must be demonstrated through the Deliverables and Milestones specified under SECTION F.

Those deliverables will constitute the basis for the Government’s decision, at its sole discretion, to proceed with the work segment, or unilaterally institute changes to the work segment, or terminate the work segment.

IPRs may be scheduled at the discretion of the Government to discuss progression of the contract. The Contractor shall provide a presentation following a prescribed template which will be provided by the Government at least 30 days prior to the IPR. The contractor shall provide a draft presentation to the Contracting Officer at least 10 days prior to the IPR.

ARTICLE H.23. PROHIBITION ON THE USE OF APPROPRIATED FUNDS FOR LOBBYING ACTIVITIES AND HHSAR 352.203-70 ANTI-LOBBYING (March 2012)

The Contractor is hereby notified of the restrictions on the use of Department of Health and Human Service's funding for lobbying of Federal, State and Local legislative bodies.

Section 1352 of Title 10, United Stated Code (Public Law 101-121, effective 12/23/89), among other things, prohibits a recipient (and their subcontractors) of a Federal contract, grant, loan, or cooperative agreement from using appropriated funds (other than profits from a federal contract) to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered Federal actions; the awarding of any Federal contract; the making of any Federal grant; the making of any Federal loan; the entering into of any cooperative agreement; or the modification of any Federal contract, grant, loan, or cooperative agreement. For additional information of prohibitions against lobbying activities, see FAR Subpart 3.8 and FAR Clause 52.203-12.

In addition, as set forth in HHSAR 352.203-70 “Anti-Lobbying” (March 2012), the current Department of Health and Human Services Appropriations Act provides that no part of any appropriation contained in this Act shall be used, other than for normal and recognized executive-legislative relationships, for publicity or propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support, or defeat legislation pending before the Congress, or any State or Local legislature except in presentation to the Congress, or any State or Local legislative body itself.

The current Department of Health and Human Services Appropriations Act also provides that no part of any appropriation contained in this Act shall be used to pay the salary or expenses of any contract or grant recipient, or agent acting for such recipient, related to any activity designed to influence legislation or appropriations pending before the Congress, or any State or Local legislature.

ARTICLE H.24. PRIVACY ACT APPLICABILITY

1)
Notification is hereby given that the Contractor and its employees are subject to criminal penalties for violation of the Privacy Act to the same extent as employees of the Government. The Contractor shall assure that each of its employees knows the prescribed rules of conduct and that each is aware that he or she can be subjected to criminal penalty for violation of the Act. A copy of 45 CFR Part 5b, Privacy Act Regulations, may be obtained at http://www.gpoaccess.gov/cfr/index.html

2)	The Project Officer is hereby designated as the official who is responsible for monitoring contractor compliance with the Privacy Act.

3)
The Contractor shall follow the Privacy Act guidance as contained in the Privacy Act System of Records number 09-25-0200. This document may be obtained at the following link: http://oma.od.nih.gov/ms/privacy/pa-files/0200.htm

ARTICLE H.25. LABORATORY LICENSE REQUIREMENTS

The Contractor shall comply with all applicable requirements of Section 353 of the Public Health Service Act (Clinical Laboratory Improvement Act as amended). This requirement shall also be included in any subcontract for services under the contract.

ARTICLE H.26. QA AUDIT REPORTS

BARDA reserves the right to participate in QA audits. Upon completion of the audit/site visit the Contractor shall provide a report capturing the findings, results and next steps in proceeding with the subcontractor. If action is requested of the subcontractor, detailed concerns for addressing areas of non-conformance to FDA regulations for GLP, GMP, or GCP guidelines, as identified in the audit report, must be provided to BARDA. The Contractor shall provide responses from the subcontractors to address these concerns and plans for corrective action execution.

•
Contractor shall notify CO and COR of upcoming, ongoing, or recent audits/site visits of subcontractors as part of weekly communications. The Contractor shall notify the CO and COR reasonably in advance of upcoming QA audit so that Government personnel may participate in person at BARDA’s discretion.

•	Contractor shall notify the COR and CO within 5 business days of report completion.

ARTICLE H.27. BARDA AUDITS

Contractor shall accommodate periodic or ad hoc site visits by the Government. If the Government, the Contractor, or other parties identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the Government.

•	If issues are identified during the audit, Contractor shall submit a report to the CO and COR detailing the finding and corrective action(s) within 10 business days of the audit.
•	COR and CO will review the report and provide a response to the Contractor with 10 business days.
•	Once corrective action is completed, the Contractor will provide a final report to the CO and COR.

ARTICLE H.28. SECURITY REPORTING REQUIREMENT

Violations of established security protocols shall be reported to the CO and COR upon discovery within 24 hours of its receipt of any compromise, intrusion, loss or interference of its security processes and procedures. The Contractor shall ensure that all software components that are not required for the operation and maintenance of the database/control system have been removed and/or disabled. The Contractor shall provide to the CO and the COR information appropriate to Information and Information Technology software and service updates and/or workarounds to mitigate all vulnerabilities associated with the data and shall maintain the required level of system security.

The Contractor will investigate violations to determine the cause, extent, loss or compromise of sensitive program information, and corrective actions taken to prevent future violations. The CO in coordination with BARDA will determine the severity of the violation. Any contractual actions resulting from the violation will be determined by the CO.

PART II - CONTRACT CLAUSES SECTION I - CONTRACT CLAUSES

ARTICLE I.1. FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at these addresses: https://www.acquisition.gov/FAR/ . HHSAR Clauses at: http://www.hhs.gov/policies/hhsar/subpart352.html.

General Clauses for Cost-Reimbursement Research and Development Contract

(1)           FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR CLAUSE	DATE	TITLE
52.202-1	Jan 2012	Definitions
52.203-3	Apr 1984	Gratuities
52.203-5	Apr 1984	Covenant Against Contingent Fees
52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government
52.203-7	Oct 2010	Anti-Kickback Procedures
52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity
52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity
52.203-12	Oct 2010	Limitation on Payments to Influence Certain Federal Transactions
52.203-13	Apr 2010	Contractor Code of Business Ethics and Conduct
52.203-14	Dec 2007	Display of Hotline Posters.
52.204-4	May 2011	Printed or Copied Double-Sided on Recycled Paper
52.204-7	Jul 2013	System for Award management
52.204-10	Aug 2012	Reporting Executive Compensation and First-Tier Subcontract awards
52.204-13	Jul 2013	System for Award Maintenance
52.209-6	Aug 2013	Protecting the Government’s Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment
52.209-9	Feb 2012	Updates of Publicly Available Information Regarding Responsibility Matters
52.210-1	Apr 2011	Market Research
52.215-2	Oct 2010	Audit and Records – Negotiation

52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format
52.215-10	Aug 2011	Price Reduction for Defective Certified Cost or Pricing Data
52.215-12	Oct 2010	Subcontractor Certified Cost or Pricing Data
52.215-15	Oct 2010	Pension Adjustments and Asset Reversions
52.215-18	Jul 2005	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions
52.215-19	Oct 1997	Notification of Ownership Changes
52.215-21	Oct 2010	Requirements for Certified Cost or Pricing Data and Data Other Than Certified Cost or Pricing Data – Modifications
52.215-23	Oct 2009	Limitations on Pass-Through Charges
52.216-7	Jun 2013	Allowable Cost and Payment
52.216-8	Jun 2011	Fixed Fee
52.219-8	Jan 2011	Utilization of Small Business Concerns
52.219-9	Jan 2011	Small Business Subcontracting Plan, Alternate II
52.219-28	Jul 2013	Post-Award Small Business Program Representation
52.222-2	Jul 1990	Payment for Overtime Premiums
52.222-3	Jun 2003	Convict Labor
52.222-21	Feb 1999	Prohibition of Segregated Facilities
52.222-26	Mar 2007	Equal Opportunity
52.222-35	Sep 2010	Equal Opportunity for Veterans
52.222-36	Oct 2010	Affirmative Action for Workers with Disabilities
52.222-37	Sep 2010	Employment Reports on Veterans
52.222-40	Dec 2010	Notification of Employee Rights Under the National Labor Relations Act
52.222-50	Feb 2009	Combating Trafficking in Persons
52.222-54	Aug 2013	Employment Eligibility Verification
52.223-6	May 2001	Drug-Free Workplace
52.223-18	Aug 2011	Encouraging Contractor Policies to Ban Text Messaging While Driving
52.224-1	April 1984	Privacy Act Notification
52.224-2	April 1984	Privacy Act
52.225-13	Jun 2008	Restrictions on Certain Foreign Purchases

52.227-1	Dec 2007	Authorization and Consent, Alternate I
52.227-2	Dec 2007	Notice and Assistance Regarding Patent and Copyright Infringement
52.227-11	Dec 2007
Patent Rights - Ownership by the Contractor (Note: In accordance with FAR 27.303(b)(2), paragraph (e) is modified to include the requirements in FAR 27.303(b)(2)(i) through (iv). The frequency of reporting in (i) is annual.

52.227-14	Dec 2007	Rights in Data – General, Alternate II
Completed portion as follows:
Limited Rights Notice (Dec 2007)

(a) These data are submitted with limited rights under Government Contract No. HHSO100201300023C. These data may be reproduced and used by the Government with the express limitation that they will not, without written permission of the Contractor, be used for purposes of manufacture nor disclosed outside the Government; except that the Government may disclose these data outside the Government for the following purposes, provided that the Government makes such disclosure subject to prohibition against further use and disclosure:

(i) Use (except for manufacture) by support service contractors. (ii) Evaluation by nongovernment evaluators. (b) This Notice shall be marked on any reproduction of these data, in whole or in part.
52.232-9	Apr 1984	Limitation on Withholding of Payments
52.232-17	Oct 2010	Interest
52.232-20	Apr 1984	Limitation of Cost
52.232-23	Jan 1986	Assignment of Claims
52.232-25	Jul 2013	Prompt Payment Alternate I (Feb 2002)
52.232-33	Jul 2013	Payment by Electronic Funds Transfer-System for Award Management
52.233-1	Jul 2002	Disputes
52.233-3	Aug 1996	Protest After Award, Alternate I (June 1985)
52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim
52.234-4	Jul 2006	Earned Value Management System
52.242-1	Apr 1984	Notice of Intent to Disallow Costs
52.242-3	May 2001	Penalties for Unallowable Costs
52.242-4	Jan 1997	Certification of Final Indirect Costs
52.242-13	Jul 1995	Bankruptcy
52.242-15	Aug 1989	Stop Work Order, Alternate I (Aug 1984)

52.243-2	Aug 1987	Changes - Cost Reimbursement, Alternate V (Apr 1984)
52.244-2	June 2007	Subcontracts, Alternate I
52.244-5	Dec 1996	Competition in Subcontracting
52.244-6	Dec 2010	Subcontracts for Commercial Items
52.245-1 Alt. II	Apr 2012	Government Property, Alternate II
52.245-9	Apr 2012	Use and Charges
52.246-23	Feb 1997	Limitation of Liability
52.246-25	Feb 1997	Limitation of Liability – Services
52.247-63	Jun 2003	Preference for U.S.-Flag Air Carriers
52.247-67	Feb 2006	Submission of Transportation Documents for Audit
52.249-6	May 2004	Termination (Cost-Reimbursement)
52-249-14	Apr 1984	Excusable Delays
52.251-1	Apr 2012	Government Supply Sources
52.253-1	Jan 1991	Computer Generated Forms

(2) DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR CLAUSE NO.	DATE	TITLE
352.201-70	Jan 2006	Paperwork Reduction Act
352.202-1	Jan 2006	Definitions, with Alternate paragraph (h)
352.203-70	Mar 2012	Anti-Lobbying
352.216-70	Jan 2006	Additional Cost Principles
352.222-70	Jan 2010	Contractor Cooperation in Equal Employment Opportunity Investigations
352.223-70	Jan 2006	Safety and Health
352.224-70	Jan 2006	Privacy Act
352.227-70	Jan 2006	Publications and Publicity
352.228-7	Dec 1991	Insurance - Liability to Third Persons
352.231-70	Mar 2012	Salary Rate Limitation
352.231-71	Jan 2001	Pricing of Adjustments

352.233-71	Jan 2006	Litigation and Claims
352.234-3	Oct 2008	Full Earned Value Management System
352.242-70	Jan 2006	Key Personnel
352.242-73	Jan 2006	Withholding of Contract Payments
352.242-74	Apr 1984	Final Decisions on Audit Findings
352.270-4	Jan 2006	Protection of Human Subjects
352.270-6	Jan 2006	Restrictions on Use of Human Subjects

ARTICLE I.2. ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

1.      FAR 52.215-17, Waiver of Facilities Capital Cost of Money (October 1997).
2.      FAR 52.227-16, Additional Data Requirements (June 1987).

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

1. HHSAR 352.201-70, Paperwork Reduction Act (January 2006).

ARTICLE I.3. ADDITIONAL FAR CLAUSES INCLUDED IN FULL TEXT

FAR 52.217-9 Option to Extend the Term of the Contract

OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)

(a) The Government may extend the term of this contract by written notice to the Contractor within 30 days; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 60 days before the contract expires. The preliminary notice does not commit the Government to an extension.

(b) If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 5 years.

FAR 52.219-1 Small Business Program Representations

SMALL BUSINESS PROGRAM REPRESENTATIONS (MAY 2004)

(a)   (1) The North American Industry Classification System (NAICS) code for this acquisition is 541711.

(2) The small business size standard is 500 employees.

(3) The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

(b) Representations.

(1) The offeror represents as part of its offer that it [X] is, [_] is not a small business concern.

(2) [Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The offeror represents, for general statistical purposes, that it [_] is, [X] is not, a small disadvantaged business concern as defined in 13 CFR 124.1002.

(3) [Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The offeror represents as part of its offer that it [ ] is, [X] is not a women-owned small business concern.

(4) Women-owned small business (WOSB) concern eligible under the WOSB Program. [Complete only if the offeror represented itself as a women-owned small business concern in paragraph (b)(3) of this provision.] The offeror represents as part of its offer that—

(i)  It [_] is, [X] is not a WOSB concern eligible under the WOSB Program, has provided all the required documents to the WOSB Repository, and no change in circumstances or adverse decisions have been issued that affects its eligibility; and

(ii) It [_] is, [X] is not a joint venture that complies with the requirements of 13 CFR part 127, and the representation in paragraph (b)(4)(i) of this provision is accurate for each WOSB concern eligible under the WOSB Program participating in the joint venture. [The offeror shall enter the name or names of the WOSB concern eligible under the WOSB Program and other small businesses that are participating in the joint venture:__________ .] Each WOSB concern eligible under the WOSB Program participating in the joint venture shall submit a separate signed copy of the WOSB representation.

(5) Economically disadvantaged women-owned small business (EDWOSB) concern. [Complete only if the offeror represented itself as a women-owned small business concern eligible under the WOSB Program in (b)(4) of this provision.] The offeror represents as part of its offer that--

(i)  It [_] is, [X] is not an EDWOSB concern eligible under the WOSB Program, has provided all the required documents to the WOSB Repository, and no change in circumstances or adverse decisions have been issued that affects its eligibility; and

(ii) It [_] is, [X] is not a joint venture that complies with the requirements of 13 CFR part 127, and the representation in paragraph (b)(5)(i) of this provision is accurate for each EDWOSB concern participating in the joint venture. [The offeror shall enter the name or names of the EDWOSB concern and other small businesses that are participating in the joint venture:______________.] Each EDWOSB concern participating in the joint venture shall submit a separate signed copy of the EDWOSB representation.

(6) [Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The offeror represents as part of its offer that it [_] is, [X] is not a veteran-owned small business concern.

(7) [Complete only if the offeror represented itself as a veteran-owned small business concern in paragraph (b)(6) of this provision.] The offeror represents as part of its offer that is [_] is, [X] is not a service-disabled veteran-owned small business concern.

(8) [Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The offeror represents, as part of its offer, that –

(i)  It [_] is, [X] is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material changes in ownership and control, principal office, or HUBZone employee percentage have occurred since it was certified in accordance with 13 CFR part 126; and

(ii) It [_] is, [X] is not a HUBZone joint venture that complies with the requirements of 13 CFR part 126, and the representation in paragraph (b)(8)(i) of this provision is accurate for each HUBZone small business concern participating in the HUBZone joint venture. [The offeror shall enter the names of each of the HUBZone small business concerns participating in the HUBZone joint venture:___________ .] Each HUBZone small business concern participating in the HUBZone joint venture shall submit a separate signed copy of the HUBZone representation.

(c) Definitions. As used in this provision--

“Economically disadvantaged women-owned small business (EDWOSB) concern” means a small business concern that is at least 51 percent directly and unconditionally owned by, and the management and daily business operations of which are controlled by, one or more women who are citizens of the United States and who are economically disadvantaged in accordance with 13 CFR part 127. It automatically qualifies as a women-owned small business concern eligible under the WOSB Program.

 “Service-disabled veteran-owned small business concern”—

(1) Means a small business concern—

(i) Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more service-disabled veterans; and

(ii) The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a service-disabled veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

(2) Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

“Small business concern,” means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

“Veteran-owned small business concern” means a small business concern—

(1) Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

(2) The management and daily business operations of which are controlled by one or more veterans.

“Women-owned small business concern,” means a small business concern --

(1) That is at least 51 percent owned by one or more women; or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

(2) Whose management and daily business operations are controlled by one or more women.

“Women-owned small business (WOSB) concern eligible under the WOSB Program (in accordance with 13 CFR part 127),” means a small business concern that is at least 51 percent directly and unconditionally owned by, and the management and daily business operations of which are controlled by, one or more women who are citizens of the United States.

(d) Notice.

(1) If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2) Under 15 U.S.C. 645(d), any person who misrepresents a firm’s status as a business concern that is small, HUBZone small, small disadvantaged, service-disabled veteran-owned small, economically disadvantaged women-owned small, or women-owned small eligible under the WOSB Program in order to obtain a contract to be awarded under the preference programs established pursuant to section 8, 9, 15, 31, and 36 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall --

(i)   Be punished by imposition of fine, imprisonment, or both;

(ii)  Be subject to administrative remedies, including suspension and debarment; and

(iii) Be ineligible for participation in programs conducted under the authority of the Act.

FAR 52.219-28, Post-Award Small Business Program Representation

POST-AWARD SMALL BUSINESS PROGRAM REPRESENTATION (JUL 2013)

(a) Definitions . As used in this clause--

Long-term contract means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.

Small business concern means a concern, including its affiliates, which is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (c) of this clause. Such a concern is "not dominant in its field of operation" when it does not exercise a controlling or major influence on a national basis in a kind of business activity in which a number of business concerns are primarily engaged. In determining whether dominance exists, consideration shall be given to all appropriate factors, including volume of business, number of employees, financial resources, competitive status or position, ownership or control of materials, processes, patents, license agreements, facilities, sales territory, and nature of business activity.

(b) If the Contractor represented that it was a small business concern prior to award of this contract, the Contractor shall represent its size status according to paragraph (e) of this clause or, if applicable, paragraph (g) of this clause, upon the occurrence of any of the following:

(1) Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of this clause in the contract.

(2) Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract.

(3) For long-term contracts--

(i) Within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii) Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.

(c) The Contractor shall represent its size status in accordance with the size standard in effect at the time of this representation that corresponds to the North American Industry Classification System (NAICS) code assigned to this contract. The small business size standard corresponding to this NAICS code can be found at http://www.sba.gov/contractingopportunities/officials/size/index.html.

 (d) The small business size standard for a Contractor providing a product which it does not manufacture itself, for a contract other than a construction or service contract, is 500 employees.

(e) Except as provided in paragraph (g) of this clause, the Contractor shall make the representation required by paragraph (b) of this clause by validating or updating all its representations in the Online Representations and Certifications Application and its data in the Central Contractor Registration, as necessary, to ensure that they reflect the Contractor's current status. The Contractor shall notify the contracting office in writing within the timeframes specified in paragraph (b) of this clause that the data have been validated or updated, and provide the date of the validation or update.

(f) If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (e) or (g) of this clause.

(g) If the Contractor does not have representations and certifications in ORCA, or does not have a representation in ORCA for the NAICS code applicable to this contract, the Contractor is required to complete the following representation and submit it to the contracting office, along with the contract number and the date on which the representation was completed:

The Contractor represents that it [X] is, [ ] is not a small business concern under NAICS Code 541711 assigned to contract number HHSO100201300023C.

            FAR 52.232-99, Providing Accelerated Payment to Small Business Subcontractors (DEVIATION)

PROVIDING ACCELERATED PAYMENT TO SMALL BUSINESS SUBCONTRACTORS (DEVIATION) (AUG 2013)

This clause implements the temporary policy provided by OMB Policy Memorandum M-1216, Providing Prompt Payment to Small Business Subcontractor, dated July 11, 2012, and the extension to that policy provided by OMB Policy Memorandum M-13-15, Extension of Policy to Provide Accelerated Payment to Small Business Subcontractors, dated July 11, 2013.

     (a)   Upon receipt of accelerated payments from the Government, the contractor is required to make accelerated payments to small business subcontractors to the maximum extent practicable after receipt of a proper invoice and all proper documentation from the small business subcontractor.

     (b)   Include the substance of this clause, including this paragraph (b), in all subcontracts with small business concerns.

     (c)   The acceleration of payments under this clause does not provide any new rights under the Prompt payment Act

PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.	Statement of Work, dated August 22, 2013, 8 pages

2.	Milestone and Deliverables Chart, dated August, 2013, 5 pages

3.	Work Breakdown Structure Gantt Chart, dated August 22, 2013, 3 pages

4.	Financial Report of Individual Project/Contract, 1 page

5.	Instructions for Completing Financial Report of Individual Project/Contract, 3 pages

6.	Invoice/Financing Request Instructions and Contract Financial Reporting Instructions for BARDA Cost-Reimbursement Type Contracts, 8 pages

7.	Form SF-LLL, Disclosure of Lobbying Activities, 2 pages

8.	Report of Government Owned, Contractor Held Property, 1 page, available at http://rcb.cancer.gov/rcb-internet/forms/Govt-Owned-Prop.pdf

PART IV - REPRESENTATIONS AND INSTRUCTIONS

SECTION K - REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

The following documents are incorporated by reference in this contract:

1)   Annual Representations and Certifications completed on the System for Award Management (SAM) website.

2)   Animal Welfare Assurance Numbers (OLAW/PHS):

[****]

End of Contract No. HHSO100201300023C

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.